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                                  [LETTERHEAD]


                                                            EXHIBIT 23.2



The Board of Directors
Compost America Holding Company, Inc.
320 Grand Avenue
Englewood, New Jersey 07631

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ Zeller Weiss & Kahn

ZELLER WEISS & KAHN

Mountainside, New Jersey
October 7, 1996